                                                                    EXHIBIT 21.1

                     CABLE DESIGN TECHNOLOGIES CORPORATION
                        SUBSIDIARIES OF THE REGISTRANT



         LIST OF SUBSIDIARIES OF CABLE DESIGN TECHNOLOGIES CORPORATION


Anglo-American Cables Limited         (Incorporated - United Kingdom)
Cable Design Technologies, Inc.       (Incorporated - State of Washington)
CDT International Holdings, Inc.      (Incorporated - Delaware)
Cekan A/S                             (Incorporated - Denmark)
NEK Kabel AB                          (Incorporated - Sweden)
NORDX/CDT Asia Limited                (Incorporated - Hong Kong)
NORDX/CDT, Corp.                      (Incorporated - Delaware)
NORDX/CDT, Limited                    (Incorporated - United Kingdom)
NORDX/CDT, Inc.                       (Incorporated - Canada)
NORDX/CDT - IP Corp.                  (Incorporated - Delaware)
Noslo Limited                         (Incorporated - United Kingdom)
Raydex/CDT Limited                    (Incorporated - United Kingdom)
Wire Group International, Limited     (Incorporated - United Kingdom)
X-Mark/CDT Inc.                       (Incorporated - Pennsylvania)